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                                                                    Exhibit 21.1

                               PAXAR CORPORATION
                                  SUBSIDIARIES

Company                                            Jurisdiction of Organization
-------                                            ----------------------------

Paxar International, Inc.                          U.S. Virgin Islands
Paxar Capital Corporation                          New York
Paxar do Brasil Ltda.                              Brazil
Paxar Europe Ltd.                                  United Kingdom
Paxar Iberia S.A.                                  Spain
Paxa Italia S.r.l.                                 Italy
Paxar Deutschland, GmbH                            Germany
Paxar Polska Sp. Zo.o                              Poland
Paxar Far East Ltd.                                Singapore
Paxar (Singapore) Pte. Ltd.                        Singapore
Disisit Sistemas de Marcado S.A.                   Colombia
Woven Label Holdings, Inc.                         New York
Collitex S.r.l.                                    Italy
T.L.E. S.r.l.                                      Italy
Astria S.r.l.                                      Italy
Systems Holdings, Inc.                             New York
Orvac S.r.l.                                       Italy
Orvac Sud S.r.l.                                   Italy
Paxar Latin America S.A. de C.V.                   Mexico
Paxar Benelux BvBA                                 Belgium
North Middletown Road Holdings B.V.                Netherlands
Paxar Graphics Limited                             United Kingdom
Monarch Marking Systems, Inc.                      Delaware
Monarch Marking International Holdings, Inc.       Delaware
Monarch Finance Corp.                              Delaware
Monarch Marking Systems (S.E.A.)
     Pte. Ltd. (Singapore)                         Singapore
Monarch Holding France, S.A.                       France
Monarch Marking Systems Deutschland GmbH           Germany
Monarch Marking Systems Canada Limited             Canada
Monarch Marking Systems Australia Pty. Limited     Australia
Monarch Marking Systems de Mexico S.A. de C.V.     Mexico
Monarch Marking Systems Holdings Limited           Delaware
Monarch Service Bureau Limited                     Hong Kong
Monarch Marking Systems, S.A.                      France
Monarch Marking Systems Limited                    France
International Imaging Materials, Inc.              Delaware
IIMAK, DRM, Inc.                                   Delaware
International Imaging Materials FSC Ltd.           U.S. Virgin Islands